UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 23, 2019, the Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) approved and adopted certain amendments to the Bank’s bylaws, which became effective on that same date.

The Board adopted these amendments to the Bank’s bylaws to remove that section of the bylaws which requires the Bank to annually adopt a resolution designating emergency vice presidents to automatically assume the duties of the Bank’s President in the event of an emergency. Instead, the Bank will rely on bylaw provisions that allow for an emergency meeting of the Board of Directors to elect an interim President in an event of an emergency.

The foregoing description of the substantive changes to the Bank’s bylaws is qualified in its entirety by reference to the full text of the Bank’s bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
3.1	Bylaws of the Bank, as amended on January 23, 2019, marked and notated to show changes

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN BANK OF CHICAGO

Date: January 28, 2019	By: /s/Laura Turnquest
Laura Turnquest Executive Vice President, General Counsel and Corporate Secretary

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